                                               RETIREMENT AGREEMENT

         This Retirement Agreement ("Agreement"), is entered into by and between Stephen E. Frank ("SEF") an individual, and Southern California Edison Company ("SCE"), a corporation.

         In consideration of the covenants undertaken and the releases contained in this Agreement and of SEF's valued service to SCE, SEF on the one hand, and SCE on the other hand, agree as follows:

         1.       SEF will irrevocably resign as an officer of SCE effective January 1, 2002, by executing a letter substantially in the form attached hereto as Exhibit A and incorporated herein by reference.  SEF will retire as an employee of SCE on March 14, 2002 ("Retirement Date").  SEF will continue as an employee of SCE until the Retirement Date at no less than his current salary and shall remain eligible for all executive benefit plans at the officer level he was entitled to prior to his resignation.  Upon retirement, he will receive such benefits he would have received had his resignation as an officer of SCE occurred on that date.

         2.       SEF's bonus percentage for 2001 (to be applied to his final salary used for this purpose) will be equal to the higher of (a) 70 percent, or (b) 70 percent multiplied by the average bonus percentage (relative to the target percentage) paid to other SCE officers for 2001 at a level of Senior Vice President or above (i.e., if the average bonus percentage paid to other SCE Senior Vice Presidents and above is 120 percent of their respective target percentages, SEF's bonus percentage would be 120 percent multiplied by 70 percent = 84 percent). The bonus will be paid to SEF on the same date as other executives of SCE are paid.  SEF will not be eligible for a bonus for 2002.

         3.       SCE will pay SEF's COBRA premiums after the Retirement Date until he attains age 65.  Payments under this Paragraph 3 are conditioned upon SEF providing annual certifications that he is not eligible to participate in another employee medical plan.  SCE will pay to SEF or his beneficiary $100,000 on the Retirement
Date, net of

                                     Page 1

income and payroll tax withholding, in a single lump sum which he or his beneficiary may use as deemed appropriate to defer the costs of supplemental medical coverage.

         4.       SEF has been awarded long-term incentive awards under the Edison International ("EIX") Equity
Compensation Plan or predecessor plans.  Subject to the approval of the EIX Compensation and Executive Personnel
Committee to the extent necessary, any outstanding long-term awards specified in (a)-(c) of this paragraph will vest according to their respective award terms, except that in no case will the vesting be less than as follows:
(a) EIX stock options granted in 1999 or earlier will be 100% vested, (b) EIX performance shares granted in
January 2000 will be 100% vested, and (c) EIX performance shares granted in January 2001 will be 100% vested.
Except as provided above, all outstanding stock options, performance shares and retention units are subject to and exercisable in accordance with the terms and conditions of the respective grants.  SEF elected to exchange all of the EIX stock options awarded to him in 2000 pursuant to the terms of the Stock Option Retention Exchange
Offer approved by the EIX Compensation and Executive Personnel Committee on October 11, 2001.  The deferred stock units ("DSU") awarded in exchange for the EIX stock options SEF chose to exchange will be subject to the DSU award terms and conditions and be paid on the regularly scheduled dates, except that in no case will the vesting of his DSU's be less than 75%.

         5.       SEF is eligible to receive retirement benefits under the Qualified Retirement Plan and the SCE
Executive Retirement Plan ("ERP") in accordance with their respective terms as modified by the additional service credit as specified in SEF's employment letter dated May 16, 1995.

         6.       SEF and SCE expressly agree that, except to the extent this Agreement imposes obligations upon the parties, this Agreement will never, at any time, for any purpose whatsoever, be considered as an admission of liability or responsibility of the parties or any of them.  Moreover, neither this Agreement nor anything in this
Agreement will be construed to be nor will be admissible in any proceeding as evidence of or an admission by SCE or any of its affiliates of any violation of its or their policies or

                                     Page 2

procedures, or of state or federal laws or regulations.  This Agreement may be introduced, however, in any proceeding to enforce the terms of this Agreement.

         7.       SCE may withhold from any compensation or benefits payable under this Agreement all federal, state and other taxes as may be required pursuant to any law or governmental regulation or ruling.  SEF agrees that he will be exclusively liable for the payment of all federal and state taxes that may be due from him as the result of the consideration received from SCE herein.

         8.       If SEF has a right as a former employee and retiree to receive other plan benefits not specifically addressed herein (by way of example and not by way of limitation, benefits under the Stock Savings
Plus Plan), SEF and his beneficiaries will continue to have the right to such other benefits in accordance with the terms of the respective plans.

         9.       SEF will remain eligible to participate in the Estate and Financial Planning Program for five years following the Retirement Date.  Ownership of SEF's corporate automobile will be transferred to him on the
Retirement Date.

         10.      This Agreement will be administered by SCE, which will have the general responsibility of reasonably interpreting its terms.  Any controversy or claim arising out of or relating to this Agreement or breach or alleged breach of this Agreement, or to enforce or interpret this Agreement, which cannot be resolved by the parties will be settled by arbitration to be held in the County of Los Angeles in accordance with the
Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  The parties will equally divide the arbitrators' fees.  The prevailing party will be entitled to recover against the other party reasonable attorney's fees, expenses and costs incurred in connection with such proceedings including his or its one-half share of the arbitrators' fees.

         11.      This Agreement will be binding upon any successor in interest of SCE.  Neither this Agreement nor any right or interest hereunder will be assignable by SEF without SCE's prior written consent. Nothing herein will restrict SEF's right to designate beneficiaries under any of the plans in which he is a participant, provided such

                                     Page 3

designations are not prohibited by the applicable plan documents and are otherwise lawful, or to transfer rights to income to any trust or other entity which he may establish for estate planning purposes.  Except as required by law, no right to receive payments under this Agreement will be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt to effect such action will be null, void and of no effect.

         12.      No provision of this Agreement may be amended, modified, or waived except by written agreement signed by the parties hereto.

         13.      SEF acknowledges and understands that the confidentiality of this Agreement is of the utmost concern to SCE and that this Agreement would not have been entered into by SCE without his promise to keep such matter confidential.  Accordingly, SEF agrees that, until the Agreement is publicly disclosed by SCE in the appropriate Form 10-Q or 10-K, he will keep the terms and conditions of this Agreement and the Agreement document itself confidential and he will not disclose them to any other person, other than his wife, immediate family members, legal advisors and/or other professional advisors, who will also be advised of its confidentiality and who will agree to be bound by this confidentiality agreement.

         14.      SEF acknowledges and understands that SCE would not enter into this Agreement without it serving as the means to compromise, resolve, settle, and terminate any dispute or claim that may exist between them with respect to SEF's employment with SCE and his retirement therefrom.  As part of SEF's consideration under this Agreement, and as a condition precedent to the additional payments and benefits he will be entitled to receive pursuant to the Agreement, SEF agrees as follows:

         (a)      Except for obligations granted by or arising out of this Agreement, and any applicable retirement, deferred compensation, stock option, or welfare benefit plan, SEF, on his own behalf, and on the behalf of his descendants, dependents, heirs, executors, administrators, assigns and successors, as such, does hereby covenant not to sue and acknowledges complete satisfaction of and hereby

                                     Page 4

         releases, absolves and discharges SCE, and its successors, assigns, subsidiaries, divisions and affiliated corporations, past and present (including without limitation Edison International and its affiliates), and their trustees, directors, officers, shareholders, agents, attorneys, insurers, and employees, past and present, and each of them, as such (hereinafter collectively referred to as "SCE
         Releasees") with respect to and from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, attorney's fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, without any exception whatsoever, and any and all claims, demands, agreements, obligations, and causes of action, known or unknown, suspected or unsuspected, by SEF arising out of or in any way concerning the events and/or circumstances surrounding his employment with SCE or separation and retirement therefrom.

         (b)      SEF understands and expressly agrees that the release given by him in Clause (a), above, without any exception whatsoever, extends to all claims, injuries, damages or losses to his person and property, whether known, unknown, foreseen, patent or latent, which he may have against the SCE
         Releasees or any of them.  SEF specifically and expressly waives all his rights under SECTION 1542 of the CALIFORNIA CIVIL CODE which provides as follows:

              "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO
              EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE
              MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         (c)      SEF expressly acknowledges and agrees that by entering into this Agreement, he is waiving any and all rights or claims that he may have arising from the Age Discrimination in Employment Act of 1967, as amended, which

                                     Page 5

         have arisen on or before the date of execution of this Agreement.  SEF further acknowledges and agrees that:

     o     In return for executing this Agreement, he will receive compensation beyond that which he was already entitled to receive before entering into this Agreement;

     o     He is hereby advised in writing to consult with an attorney before signing this Agreement;

     o     He was given a copy of this Agreement on December 13, 2001, and informed that he had 21 days within which to consider the Agreement and voluntarily executed this Agreement before expiration of that
           21-day period; and

     o     He was informed that he had seven days following the date of execution of this Agreement in which to revoke it.

         15.      This Agreement will be deemed to have been entered into in the State of California and all questions concerning its validity, interpretation or performance of any of its terms or provisions, or of any rights or obligations of the parties hereto, will be governed and resolved in accordance with the laws of the
State of California.  Furthermore, no provision of this Agreement is to be interpreted for or against either party because that party, or his legal representative, drafted such provision.

         16.      SEF represents and agrees that he has carefully read and understands this Agreement, and agrees that neither SCE nor any officer, agent, or employee of SCE or any of its affiliates has made any representations other than those contained herein.  SCE agrees that neither SEF nor any of his representatives has made any representations other than those contained herein.  Further, SEF and SCE expressly agree that they have entered into this Agreement freely and voluntarily and without pressure or coercion from the other or from their respective officers, agents, employees, or anyone else acting on their behalf.  SEF further expressly agrees that prior to the execution of this Agreement, he was advised to seek independent legal advice concerning the terms, conditions and effect of this Agreement.

                                     Page 6

         17.      SEF and SCE represent and agree that this Agreement contains the entire agreement and understanding between the parties hereto concerning SEF's employment with and retirement from SCE, and other subject matters addressed herein.  SEF and SCE further represent and agree that the Agreement supersede and replace all prior negotiations and agreements, proposed or otherwise, whether written or oral, concerning the subject matter hereof and that the Agreement constitutes an integrated agreement, the terms of which are contractual in nature and not a mere recital.

         18.      If any provision of this Agreement or the application thereof is held invalid, the invalidity will not affect the other provisions or applications, and to this extent, the provisions of this Agreement are declared to be severable.

         19.      This Agreement may be executed in counterparts, and each counterpart, when executed, will have the efficacy of a signed original.  Photographic copies of such signed counterparts may be used in lieu of the original for any purpose.

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         IN WITNESS WHEREOF, SEF and SCE have executed this Agreement on the dates opposite their signatures.

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         I declare under penalty of perjury under the laws of the State of California that I have carefully read the foregoing Agreement and know and fully understand the terms and content thereof and I accept and agree to the provisions it contains and hereby execute it voluntarily and as my own free act with full understanding of its consequences.

Dated:       [12-14]           , 2001, at                        [Stephen E. Frank]
       -----------------------                       ----------------------------------------
                                                                     Stephen E. Frank
          [Rosemead]       , California
---------------------------

I warrant and represent that I have the authority to execute this Agreement on behalf of SCE.

                                                   SOUTHERN CALIFORNIA EDISON COMPANY

Dated:      [12-18]        , 2001                  By        [Frederick J. Grigsby, Jr.]
                                                      -------------------------------------------------

at Rosemead, California                            Its                    [V.P.]
                                                       ---------------------------------------------------

                                     Page 8

                                                SPOUSE'S STATEMENT

I have carefully read the foregoing Agreement and I know and fully understand the terms and content thereof.  I understand that California is a community property state, and to the extent I now or in the future may have any right, title or interest in anything released, bargained for, received, or agreed to in the Agreement, I hereby expressly agree to be completely bound by all provisions of the Agreement.  I have signed this statement as my own free act.

Dated:        [12-14]             , 2001                            [Lillian Frank]
       --------------------------                    ------------------------------------------
                                                                       Lillian Frank
at      [Los Angeles]     , California.
   -----------------------

WITNESSED BY:

Dated:        [12-14]             , 2001                         [Lyneece James]
       --------------------------                    -----------------------------------------

                                     Page 9

                                                      12-14, 2001

Edison International
Southern California Edison Company
2244 Walnut Grove Avenue
Rosemead, California 91770

ATTENTION:  Corporate Secretary
            -------------------

Ladies and Gentlemen:

This is to advise you that effective January 1, 2001, I hereby irrevocably and voluntarily elect to resign as
Chairman of the Board, President and Chief Executive Officer of Southern California Edison Company ("SCE"), and
as a director of Edison International and SCE, and from all other officer and/or director positions held with other affiliates of SCE.  I am also electing to retire as an employee of SCE on March 14, 2002.

Subsequent to my retirement as an employee of SCE, I will not seek reemployment with SCE or any of its other affiliates.

                                                          Sincerely,

                                                          [Stephen E. Frank]
                                                          Stephen E. Frank

AGREED TO AND ACCEPTED BY:

         [Beverly P. Ryder]                               Date:     [Dec. 17]    , 2001
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